Exhibit 10.11

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

                , 2005

Mercator Research Ltd.

Ziv Towers, Building D

24 Raoul Wallenberg Street

Tel-Aviv 69719

Israel

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering of the securities of Israel Growth Partners Acquisition Corp. (“Company”) and continuing until (the “Termination Date”) the earlier of the consummation by the Company of a “Business Combination” or the Company’s liquidation, Mercator Research Ltd. shall make available to the Company certain office and administrative services as may be required by the Company from time to time, situated at Ziv Towers, Building D 24 Raoul Wallenberg St., Tel-Aviv 69719 Israel. In exchange therefore, the Company shall pay Mercator Research Ltd. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours, ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:
Name: Dror Gad Title: Chief Financial Officer

AGREED TO AND ACCEPTED BY: Mercator Research Ltd.

By:
Name: David Silberg Title: